UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 19, 2010

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Global Companies LLC (“Global”), a wholly owned subsidiary of Global Partners LP (the “Partnership”), executed a First Amendment to Sale and Purchase Agreement (the “First Amendment”) with ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, “ExxonMobil”), effective as of August 12, 2010.  The First Amendment amended the Sale and Purchase Agreement dated May 24, 2010 (the “Purchase Agreement”), pursuant to which Global agreed to acquire certain assets and liabilities related to 190 Mobil branded retail gas stations located in Massachusetts, New Hampshire and Rhode Island (the “Subject States”) for a purchase price of $200,000,000.  Of the 190 stations that are the subject of the Purchase Agreement, 42 are directly operated by ExxonMobil and 148 are dealer operated subject to existing franchise agreements to be assigned to and assumed by Global.  The Purchase Agreement also provides Global the right to supply Mobil branded fuel to such stations and to 31 Mobil branded stations that are owned and operated by independent dealers in the Subject States.  The following is a description of the material provisions set forth in the First Amendment:

•      The closing of the transactions contemplated by the Purchase Agreement will be accomplished in five separate closings as described below:

•    Pursuant to the terms and conditions of the Purchase Agreement, the initial closing (the “Initial Closing”) will occur on September 8, 2010 and will include the 148 dealer operated stations and the 31 dealer owned and operated stations (the “Group 1 Sites”).  The portion of the purchase price to be paid with respect to the Group 1 Sites (other than inventory and cash on hand and payments for the transfer of the dealer reimbursement agreements and dealer loan balances, payments for which are addressed separately in the Purchase Agreement) will be $150,267,000, plus fees, costs and expenses and other items to be paid by Global pursuant to the Purchase Agreement in respect of the Group 1 Sites or otherwise attributable to the Initial Closing.

•    The second through fifth closings (the “Subsequent Closings”) will begin on September 27, 2010 and continue daily through September 30, 2010, provided, however, that either Global or ExxonMobil may extend the date of the second through fifth closings by notice given to the other party not later than September 16, 2010 so long as all Subsequent Closings are completed not later than October 8, 2010.  The Subsequent Closings will consist of the 42 ExxonMobil operated stations (the “Group 2 Sites”).  The portion of the Purchase Price to be paid with respect to the Group 2 Sites (other than inventory and cash on hand, payments for which are addressed separately in the Purchase Agreement) will be $49,733,000, plus fees, costs and expenses and other items to be paid by Global pursuant to the Purchase Agreement in respect of the Group 2 Sites or otherwise attributable to the Subsequent Closings.

•      Global has exercised its rights under the Purchase Agreement to extend the Inspection Period (as such term is defined in the Purchase Agreement) and has no further right to extend the Inspection Period.  Global and ExxonMobil agree that the end of the Inspection Period occurred on August 23, 2010.

All other material terms remain the same as disclosed in the Partnership’s Current Report on Form 8-K filed on May 25, 2010.  The First Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibit

10.1	First Amendment to Sale and Purchase Agreement, effective August 12, 2010 among ExxonMobil Oil Corporation and Exxon Mobil Corporation, as sellers, and Global Companies LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: August 31, 2010		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Sale and Purchase Agreement, effective August 12, 2010 among ExxonMobil Oil Corporation and Exxon Mobil Corporation, as sellers, and Global Companies LLC.